Exhibit 99.1

CRB-701 (SYS6002) A Next Generation Nectin-4 Targeting ADC Demonstrates Encouraging Safety and Broader Efficacy in Phase 1 Study in the US and UK Presented at ASCO-GU 2025

•
Study mirrored 4 highest doses used in China dose escalation study presented at ASCO 2024
•
Safety, tolerability and PK comparable to China dataset with no DLTs observed in either study
•
Low levels of peripheral neuropathy and skin toxicity observed in both studies
•
Clinical responses seen in urothelial (mUC) and cervical cancer participants in both studies
•
First time targeting of head and neck squamous cell carcinoma (HNSCC) with CRB-701 yields multiple responses
•
Dose optimization is underway with dosing at 2.7 mg/kg and 3.6 mg/kg Q3W

Norwood, MA, February 14, 2025 (GLOBE NEWSWIRE) -- Corbus Pharmaceuticals Holdings, Inc. (NASDAQ:CRBP) (“Corbus” or the “Company”), announced that data from its US and UK conducted first-in-human dose escalation clinical study (“Western study”) of CRB-701 (SYS6002) is being presented today at the 2025 American Society of Clinical Oncology Genitourinary Cancers Symposium (ASCO GU).

The poster is titled Phase 1 Dose-Escalation Study of Next-Generation Nectin-4 Targeting Antibody-Drug Conjugate CRB-701 (SYS6002) in US and UK Patients with Urothelial Cancer and Other Solid Tumors (Perez, et al) and is being presented today between 11:30 am-12:45 pm PST. The poster will also be available on the Corbus website at the start of the poster presentation.

This Phase 1 Western dose escalation study enrolled participants with metastatic urothelial cancer (mUC) and other solid tumors associated with Nectin-4 expression. These included several tumor types not previously explored in China. Unlike the China study, participants were recruited regardless of their individual Nectin-4 levels. The Western study opened for enrollment in April 2024 and enrollment for dose escalation was completed in October 2024. A December 2024 data cut is being presented (n=38) of whom 26 participants were evaluable for efficacy. The Western study enrolled into the top four dose cohorts used in China (1.8, 2.7, 3.6 and 4.5 mg/kg) and adopted the same Q3W regimen.

The corresponding China Phase 1 first-in-human dose escalation study conducted by the Company’s development partner, CSPC Pharmaceutical Group (“CSPC”), enrolled participants with mUC and other solid tumors. The study opened for enrollment in January 2023 and concluded dose escalation in July 2024. Thirty-seven participants were enrolled and 25 were evaluable at time of April 2024 data cut presented at ASCO 2024. PK and dose expansion cohorts are being enrolled in China by CSPC.

Summary of data:

Safety

•
No dose limiting toxicities were encountered during the dose escalation phase of both studies.
•
CRB-701 was well tolerated with majority of treatment emergent adverse events being grade 1 or 2 in both studies.
•
Notably few cases of peripheral neuropathy or skin rash have been reported to date in either study:
o
Peripheral neuropathy: Western study (Grade 1-2: 5% (n=2/38), (Grade 3 or above: zero) was comparable to China study (Grade 1: 3% (n=1/37), Grade 2 or above: zero). The combined peripheral neuropathy rate for both studies was 4% (n=3/75).

o
Skin and subcutaneous disorders: 24% (n=9/38) in the Western study compared to 8% (n=3/37) in the China study. The combined rate for both studies was 16% (12/75) across all dose groups.
•
Ocular adverse events: implementation of a proactive, preventative ocular toxicity protocol in the Western study yielded a lower incidence of ocular adverse events in the 2.7 mg/kg and 3.6 mg/kg (doses selected for optimization) in the Western study (38%) compared to the China study (66%).
•
A single Grade 4 adverse event occurred in the Western study but was not related to CRB-701.

PK

•
PK profile seen in the Western study was comparable to that generated in the China study. CRB-701 demonstrated a longer ADC half-life and lower free-MMAE exposure relative to enfortumab vedotin (EV).

Efficacy

•
A total of 26 participants with eight tumor types were evaluable for efficacy at the time of this data cut.
•
Responses were observed in several tumor types including previously unexplored HNSCC tumors:
o
mUC: Western study (n=4, 1 PR, 1 SD and 2 PD); China study (n=9, ORR 44%). Both mUC PD participants in the Western study were previously treated with EV.
o
Cervical: Western study (n=2, 1 CR and 1PD); China study (n=7, ORR 43%).
o
HNSCC: Western study (n=7, 4 PR, 2 SD and 1 PD).

Nectin-4

•
The Western study did not have a Nectin-4 IHC threshold for inclusion.
•
Responses were also observed in participants with low H-scores for Nectin-4.
•
Data was in line with the pre-clinical data presented at AACR 2023 demonstrating sustained efficacy even in tumors with low H-scores for Nectin-4.

“I am encouraged by this emerging clinical data and its similarity to what has already been established for CRB-701 in China by our partner CSPC”, stated Dominic Smethurst, Chief Medical Officer of Corbus. “It is gratifying to see that the differentiated safety and tolerability profile has been replicated as have the efficacy signals in both mUC and cervical cancers. A new, previously unexplored potential benefit in HNSCC provides further impetus for us to continue the clinical development of this novel, differentiated ADC.”

“Emerging data for this novel Nectin-4 targeting ADC is promising, particularly for tumor types known to express Nectin-4 such as HNSCC”, stated Dr. Ari Rosenberg, Principal Investigator on this study and Assistant Professor of Hematology and Oncology at the University of Chicago. “There remains a substantial unmet need to not only enhance the targeted delivery of the cytotoxic payload, but also improve tolerability and reduce cumulative toxic effects. I am excited to see further data generated with this MMAE-based ADC.”

The dose optimization phase of the Phase 1 Western study has commenced. Participants are being randomized to the 2.7 mg/kg and 3.6 mg/kg cohorts in HNSCC, cervical and mUC tumors. More cohorts may be added to address additional tumor types.

About CRB-701

CRB-701 (SYS6002) is a next-generation antibody-drug-conjugate (ADC) targeting Nectin-4, that contains a site-specific, cleavable linker and a homogenous drug antibody ratio of 2, using MMAE as the payload. Nectin-4 is a clinically validated, tumor-associated antigen in urothelial cancer.

About Corbus

Corbus Pharmaceuticals Holdings, Inc. is an oncology and obesity company with a diversified portfolio and is committed to helping people defeat serious illness by bringing innovative scientific approaches to well understood biological pathways. Corbus’ pipeline includes CRB-701, a next generation antibody drug conjugate that targets the expression of Nectin-4 on cancer cells to release a cytotoxic payload, CRB-601, an anti-integrin monoclonal antibody which blocks the activation of TGFβ expressed on cancer cells, and CRB-913, a highly peripherally restricted CB1 inverse agonist for the treatment of obesity. Corbus is headquartered in Norwood, Massachusetts. For more information on Corbus, visit corbuspharma.com. Connect with us on X, LinkedIn and Facebook.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company's restructuring, trial results, product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management's current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, "expect," "anticipate," "intend," "plan," "believe," "estimate," "potential,” "predict," "project," "should," "would" and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors on our operations, clinical development plans and timelines, which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company's filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

All product names, logos, brands and company names are trademarks or registered trademarks of their respective owners. Their use does not imply affiliation or endorsement by these companies.

INVESTOR CONTACT:

Sean Moran

Chief Financial Officer

Corbus Pharmaceuticals

smoran@corbuspharma.com

Bruce Mackle
Managing Director
LifeSci Advisors, LLC
bmackle@lifesciadvisors.com